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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

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                                                   CORPORATION/ JURISDICTION OF
         NAME                                      PARTNERSHIP   INCORPORATION
Access Imaging                                     LLC                FL
Burbank Dialysis Partnership                       Partnership        CA
Beverly Hills Dialysis Partnership                 Partnership        CA
Continental Dialysis Center, Inc.                  Corporation        VA
Continental Dialysis Center of Springfield-
 Fairfax, Inc.                                     Corporation        VA
Crescent City Dialysis Center                      Partnership        LA
Crystal River Dialysis Center                      LLC                FL
Dialysis Laboratories, Inc.                        Corporation        FL
East End Dialysis Center, Inc.                     Corporation        VA
Flamingo Park Kidney Center, Inc.                  Corporation        FL
Garey Dialysis Center Partnership                  Partnership        CA
Guam Renal Care Partnership                        Partnership        GU
Guam Renal Management Partnership                  Partnership        GU
HLZ Acute Dialysis Partnership                     Partnership        CA
Houston Kidney Center L.P.                         Partnership        DE
Kenner Dialysis                                    Partnership        LA
Lincoln Park Dialysis Services, Inc.               Corporation        IL
Los Angeles Dialysis Center                        Partnership        CA
Open Access Sonography                             LLC                FL
Pacific Coast Dialysis Center                      Partnership        CA
Pacific Dialysis Partnership                       Partnership        GU
Pasadena Dialysis Center                           Partnership        CA
Peralta Renal Center                               Partnership        CA
Piedmont Dialysis Center                           Partnership        CA
San Gabriel Valley Partnership                     Partnership        CA
Sunrise Dialysis Partnership                       Partnership        CA
Total Acute Kidney Care, Inc.                      Corporation        FL
Total Nephrology Care Network Medical Associates,
 Inc.                                              Corporation        CA
Total Renal Care Acquisition Corp.                 Corporation        DE
Total Renal Care, Inc.                             Corporation        CA
Total Renal Care West, Inc.                        Corporation        DE
Total Renal Support Services, Inc.                 Corporation        DE
University Park Dialysis Partnership               Partnership        CA
Wilshire Dialysis Center                           Partnership        CA
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